Exhibit 10.2

CAMBRIDGE BANCORP

2017 EQUITY AND CASH INCENTIVE PLAN

1.	PURPOSE

The purpose of this 2017 Equity and Cash Incentive Plan (the “Plan”) is to encourage key employees, Directors, and consultants of Cambridge Bancorp (the “Company”) and its Subsidiaries (as defined below) to continue their association with the Company by providing favorable opportunities for them to participate in the ownership of the Company and its Subsidiaries and in its future growth through the granting of equity ownership opportunities and incentives based on the Company’s Common Stock (as defined below) that are intended to align their interests with those of the Company’s Shareholders (“Awards”). Each person who is granted an Award under the Plan is deemed a “Participant.”

The term “Subsidiary” as used in the Plan means a corporation, company, partnership or other form of business organization of which the Company owns, directly or indirectly through an unbroken chain of ownership, fifty percent or more of the total combined voting power of all classes of stock or other form of equity ownership or has a significant financial interest, as determined by the Committee (as defined below).

2.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board of Directors of the Company (the “Board”) or, in the discretion of the Board, a committee or subcommittee of the Board (the “Committee”), appointed by the Board and composed of at least two members of the Board. All references in the Plan to the “Committee” shall be understood to refer to the Committee or the Board, whoever shall administer the Plan.

For so long as Section 16 of the Securities Exchange Act of 1934, as amended and in effect from time to time (the “Exchange Act”), is applicable to the Company, each member of the Committee shall be a “non-employee director,” or the equivalent within the meaning of Rule 16b-3 under the Exchange Act, and for so long as Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), is applicable to the Company an “outside director” within the meaning of Section 162 of the Code, and the regulations thereunder.

The Committee shall have the authority to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. All questions of interpretation and application of such rules and regulations of the Plan and of Awards granted hereunder shall be subject to the determination of the Committee, which shall be final and binding.

The Committee shall select Participants and determine the terms and conditions of all Awards; provided, however, that the Committee shall have no discretion with respect to the recipients of a Stock Award, or the timing of a Stock Award, pursuant to Section 9 of the Plan. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

With respect to persons subject to Section 16 of the Exchange Act (“Insiders”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed to be modified so as to be in compliance with such Rule or, if such modification is not possible, it shall be deemed to be null and void, to the extent permitted by law and deemed advisable by the Committee.

The Plan shall be administered in such a manner as to permit those options to acquire Common Stock (“Options”) granted hereunder and specially designated under Section 5 as incentive stock options as described in Section 422 (“ISOs”) of the Code to qualify as such but the Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an ISO is not an ISO or if the Company converts an ISO to a nonstatutory (or nonqualified) stock option (an “NSO”).

3.	STOCK SUBJECT TO THE PLAN; VALUATION

(a) Number of Shares. The total number of shares of the Company’s outstanding Common Stock, $1.00 par value per share (“Common Stock”), that may be subject to an Award under the Plan shall be 500,000, from authorized but unissued shares. Shares of Common Stock underlying Awards that fail to settle, vest or be fully exercised prior to expiration or other termination shall again become available for grant under the terms of the Plan.

(b) Participant Limit. The total amount of Common Stock with respect to which Awards may be granted to any single person under the Plan shall not exceed in any year in the aggregate 50,000 shares. The maximum dollar amount of any Award that may be granted to any single person under the Plan shall not exceed in any year $500,000; provided, however, that the foregoing dollar limit shall, in the case of a Performance Period (as defined below) longer than one calendar year shall be based on such amount multiplied by the number of full calendar years in the Performance Period. The per-Participant limits set forth in this Section 3(b) shall be construed and applied consistently with Section 162(m) of the Code.

(c) Adjustment Provisions. Each reference to a number of shares of Common Stock in this Section 3 shall be subject to adjustment in accordance with the provisions of Section 12.

(d) Fair Market Value of Common Stock for Plan Purposes. For purposes of the Plan and except as may be otherwise explicitly provided in the Plan or in any Award agreement, the “Fair Market Value” of a share of Common Stock at any particular date shall be determined according to the following rules.

(i) If Common Stock is at the time listed or admitted to trading on any national securities exchange or the OTC Market Group Inc.’s OTCQB, then Fair Market Value shall mean the Closing Price for the Common Stock on such date. The “Closing Price” on any date shall mean the last sale price for the Common Stock, regular way, or, in case no such sale takes place on that day, the average of the closing bid and asked prices, regular way, for the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the national securities exchange or the OTCQB.

(ii) If the Common Stock is not at the time listed or admitted to trading on any national securities exchange or the OTCQB, then Fair Market Value shall be determined in good faith by the Board, which may take into consideration (1) the price paid for the Common Stock in the most recent trade of a substantial number of shares known to the Board to have occurred at arm’s length between willing and knowledgeable investors, (2) an appraisal by an independent party or (3) any other method of valuation undertaken in good faith by the Board, or some or all of the above as the Board shall in its discretion elect.

4.	ELIGIBILITY

The persons who shall be eligible for Awards under the Plan shall be employees capable of contributing significantly to the successful performance of the Company or a Subsidiary, Directors of the Company or a Subsidiary, and other persons who render services of special importance to the management, operation or development of the Company or a Subsidiary, and who have contributed or may be expected to contribute significantly to the success of the Company or a Subsidiary. ISOs shall not be granted to any person who is not an employee of the Company or a Subsidiary described in Section 424(e) or Section 424(f) of the Code (an “ISO Subsidiary”).

5.	TERMS AND CONDITIONS OF OPTIONS

(a) In General. The Committee may grant Awards in the form of Options. Every Option shall be evidenced by an Option agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock that may be purchased pursuant to the Option, the time or times at which the Option shall become exercisable in whole or in part, whether the Option is intended to be an ISO or an NSO, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 5.

(b) Duration. The duration of each Option shall be as specified by the Committee in its discretion; provided, however, that no Option shall expire later than ten years from its date of grant; and provided, further, and no ISO granted to an employee who owns (directly or under the attribution rules of Section 424(d) of the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any ISO Subsidiary shall expire later than five years from its date of grant.

(c) Exercise Price. The exercise price of each Option shall be not less than the Fair Market Value (as defined below) of Common Stock on the date the Option is granted; provided, however, that the exercise price with respect to an ISO granted to an employee who at the time of grant owns (directly or under the attribution rules of Section 424(d) of the Code) stock representing more than ten percent of the voting power of all classes of stock of the Company or any ISO Subsidiary shall be at least 110 percent of the Fair Market Value of the Common Stock on the date of grant of the ISO.

(d) Method of Exercise. Options may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(e) of the exercise price for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise and payment of the exercise price. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the Option with respect to those shares shall be terminated, unless the Committee otherwise agrees.

(e) Payment Upon Exercise. Unless the Committee provides otherwise in the applicable Option agreement, Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(i) In cash or by check, payable to the order of the Company;

(ii) By payment in cash or by check, payable to the order of the Company, of the par value of the Common Stock to be acquired and by payment of the balance of the exercise price in whole or in part by delivery of the Participant’s recourse promissory note, in a form specified by the Committee and to the extent consistent with applicable law, secured by the Common Stock acquired upon exercise of the Option and such other security as the Committee may require;

(iii) Except as may otherwise be provided in the applicable Option agreement or approved by the Committee, in its sole discretion, by (1) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (2) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(iv) By delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (1) the method of payment is then permitted under applicable law, (2) the Common Stock, if acquired directly from the Company, was owned by the Participant for a minimum period of time, if any, as may be established by the Committee in its sole discretion, and (3) the Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(v) In the case of an NSO, by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (1) the number of shares underlying the portion of the Option being exercised less (2) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the value of the Common Stock on the date of exercise and, at the election of the Participant, less (3) such number of shares as is equal in value to the withholding obligation (if any) provided in Section 14(e);

(vi) To the extent permitted by applicable law and provided for in the applicable Option agreement or approved by the Committee in its sole discretion, by payment of such other lawful consideration as the Committee may determine; or

(vii) By any combination of the above permitted forms of payment.

(f) Vesting. An Option may be exercised so long as it is vested and outstanding from time to time, in whole or in part, in the manner and subject to the conditions that the Committee in its discretion may provide in the Option agreement.

(g) Notice of ISO Stock Disposition. The Participant must notify the Company promptly in the event that he sells, transfers, exchanges or otherwise disposes of any shares of Common Stock issued upon exercise of an ISO before the later of (i) the second anniversary of the date of grant of the ISO and (ii) the first anniversary of the date the shares were issued upon his exercise of the ISO.

(h) Effect of Cessation of Employment or Service Relationship. The Committee shall determine in its discretion and specify in each Option agreement the effect, if any, of the termination of the Participant’s employment or other service relationship upon the exercisability of the Option.

(i) Transferability of Options. An Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, an Option shall be exercisable only by him, by a conservator or guardian duly appointed for him by reason of his incapacity or by the person appointed by the Participant in a durable power of attorney acceptable to the Company’s counsel.

(j) No Rights as Shareholder. A Participant shall have no rights as a Shareholder with respect to any shares covered by an Option until becoming the record holder of the shares. No adjustment shall be made for dividends or other rights for which the record date is earlier than the date the certificate is issued, other than as required or permitted pursuant to Section 12.

(k) Limitation on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without Shareholder approval.

6.	STOCK APPRECIATION RIGHTS

(a) In General. The Committee may grant Awards in the form of SARs, separately or in combination with Options. Every SAR shall be evidenced by an SAR agreement in such form as the Committee shall approve from time to time, specifying the number of shares of Common Stock to which the SAR relates, the time or times at which the SAR shall become exercisable in whole or in part, and such other terms and conditions as the Committee shall approve, and containing or incorporating by reference the terms and conditions set forth in this Section 6. Upon exercise of a SAR, the Participant shall be entitled to receive from the Company an amount equal to the excess of the Fair Market Value, on the exercise date, of the number of shares of Common Stock as to which the SAR is exercised over the exercise price for those shares under a related Option, or if there is no related Option, over the measurement price stated in the SAR agreement. The amount payable by the Company upon exercise of a SAR shall be paid in the form of cash or other property (including Common Stock of the Company), as provided in the SAR agreement.

(b) Duration. The duration of a SAR shall be as specified by the Committee in its discretion; provided, however, that no SAR will be granted with a term in excess of ten years.

(c) Measurement Price. The measurement price of each SAR shall be not less than the Fair Market Value of Common Stock on the date the SAR is granted.

(d) Method of Exercise. SARs may be exercised by delivery to the Company of a notice of exercise in a form, which may be electronic, approved by the Committee, together with payment in full in the manner specified in Section 5(e) of the measurement price for the number of shares for which the SAR is exercised. Settlement of the SAR shall be made as soon as practicable following exercise and payment of the measurement price. If the Participant fails to pay for or to accept delivery of all or any part of the number of shares specified in the notice upon tender of delivery thereof, the right to exercise the SAR with respect to those shares shall be terminated, unless the Committee otherwise agrees.

(e) Limitation on Repricing. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise or measurement price of outstanding SARs or cancel outstanding SARs in exchange for cash, other awards or SARs with an exercise price that is less than the exercise price of the original SARs without Shareholder approval.

7.	STOCK AWARDS

(a) Types of Stock Awards.

(i) Restricted Stock and Restricted Stock Units. The Committee may grant Awards in the form of shares of Common Stock, with or without restrictions (with restrictions, “Restricted Stock”), and/or Restricted Stock Units (together, and including Performance Shares and Performance Share Units, each as defined below, “Stock Awards”). Restricted Stock Units are a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time. Restrictions on Restricted Stock may include the right of the Company to repurchase all or part of the shares at their issue price or other stated or formula price (or to require forfeiture of the shares if issued at no cost) from the Participant in the event that conditions specified by the Committee in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for the Stock Award.

(ii) Performance Stock and Performance Share Units. The Committee may grant or award shares of Common Stock in the form of Performance Shares and/or Performance Share Units. A Performance Share is an award of shares of Restricted Stock, the vesting of which is based on the satisfaction of applicable Performance Goals (as defined below). A Performance Share Unit is a right to receive shares of Common Stock (or their then Fair Market Value) at a specified future time and based on the satisfaction of applicable Performance Goals.

(iii) Form of Payment. Restricted Stock Units and Performance Share Units shall be paid in cash, shares of Common Stock or a combination of cash and shares of Common Stock as the Committee, in its sole discretion, shall determine at the grant date and as shall be set forth in the applicable Award agreement.

(b) Procedures Relating to Stock Awards. A Restricted Stock agreement, Restricted Stock Unit agreement, Performance Share agreement or Performance Share Unit agreement shall evidence the applicable Award and shall contain such terms and conditions as the Committee shall provide.

A holder of a Stock Award without restrictions, Restricted Stock or Performance Shares shall, subject to the terms of any applicable agreement, have all of the rights of a Shareholder of the Company, including the right to vote the shares and (except as provided below) the right to receive any dividends. Certificates representing Restricted Stock or Performance Shares shall be imprinted with a legend to the effect that the shares represented may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with the terms of the applicable agreement. (If shares of Restricted Stock or Performance Shares are held in book entry form, statements evidencing those shares shall include a similar legend.) The Participant shall be required to deposit any stock certificates with an escrow agent designated by the Committee, together with a stock power or other instrument of transfer appropriately endorsed in blank. The Committee shall provide that dividends will not be paid with respect to unvested Performance Shares until the time (if at all) the Performance Shares vest, and the Company will retain such dividends and pay them to the Participant upon vesting.

Except as otherwise provided in this Section 7, Restricted Stock and Performance Shares shall become freely transferable by the Participant after all conditions and restrictions applicable to the shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations).

(c) Additional Matters Relating to Restricted Stock Units and Performance Share Units.

(i) Delivery. Provided the Participant’s employment or service relationship has not terminated as of the end of the applicable Performance Period (as defined below) or at a later date determined by the Committee at the time of grant and set forth in the applicable agreement, a delivery of shares of Common Stock or payment of cash as settlement of a Restricted Stock Unit or Performance Share Unit Award shall occur as soon as administratively practicable following the written determination of the Committee of the satisfaction of the applicable Performance Goals, but in no event later than the fifteenth day of the third month following the close of the year in which the Performance Period ends or, if later, the close of the year specified by the Committee in the applicable agreement. The Committee may, in its sole discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement. In the case of an Award of Restricted Stock Units not subject to Performance Goals, a delivery of shares of Common Stock or payment of cash as settlement of the Restricted Stock Unit shall occur as of the date specified in the applicable agreement, but in no event later than the fifteenth day of the third month following the close of the year in which vesting under the applicable agreement occurs.

(ii) Dividend Equivalents for Restricted Stock Units and Performance Share Units. With respect to each Restricted Stock Unit and Performance Share Unit, the Committee may grant a Dividend Equivalent Unit to any Participant upon such terms and conditions as it may establish. Each Dividend Equivalent Unit will entitle the Participant, at the time of the settlement of the Award, to an additional payment equal to the dividends the Participant would have received if the Participant had been the actual record owner of the underlying Common Stock on each dividend record date prior to settlement. The Dividend Equivalent Unit may be settled in cash, additional shares of Common Stock or a combination thereof.

(d) Restrictions Relating to Stock Awards.

(i) In General. The Committee may, in its sole discretion, impose such conditions and/or restrictions on any Stock Award pursuant to this Section 7 as it may deem advisable including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Common Stock awarded or underlying a Stock Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of any Stock Award.

(ii) Satisfaction of Performance Goals. After the applicable period (the “Performance Period”) during which the Performance Goals must be met in order to determine the payout and/or vesting of Performance Shares or Performance Share Units has ended, restrictions on Performance Shares will lapse and delivery or payment with respect to Performance Share Units shall be made, in each case based on the partial or full satisfaction of the Performance Goals and any other applicable requirements of the Award. The Committee may, at the time the Performance Shares or Performance Share Units are granted, provide that additional Performance Shares or Performance Share Units may be awarded in the event the applicable Performance Goals are exceeded. The minimum duration of a Performance Period shall be one year, but may be longer, as determined by the Committee at the time the Stock Award is granted.

(iii) Committee Determination. The extent to which Performance Goals are met will be determined solely by the Committee, which determination will establish the amount of Performance Shares and/or Performance Share Units that will be paid out to the Participant and the extent to which any restrictions will lapse; provided, however, that the conditions on the lapse of any restriction will not be structured in a manner that will cause the Stock Award to fail to satisfy the “performance-based compensation” exception requirements of Section 162(m) of the Code.

(e) Definition of Performance Goals. Before twenty-five percent of the Performance Period has elapsed (or within ninety days of a grant date, if earlier), the Committee shall establish the criteria for Performance Goals. Such criteria may be based on any one or more business criteria measured in the aggregate or on a per share basis (if appropriate): earnings before interest, taxes, depreciation, and amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); operating loss containment; capital ratios; pre-tax margin; operating leverage; efficiency ratio; assets under management; balance sheet assets; total Shareholder return; credit quality; risk management; changes in the market price of Common Stock; economic value-added; funds from operations or similar measure; deposit and or loan growth; sales or revenue; acquisitions or strategic transactions; operating income (loss); earnings (loss) per share; cash earnings per share; cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity, invested capital, invested capital net of weighted average cost of capital or investment; return on sales; gross or net profit levels, productivity, expense, margins, operating efficiency, customer and/or employee satisfaction, working capital, sales or market shares; and number of customers. Any such criteria, whether alone or in combination, may be applied on the basis of Cambridge Bancorp and its Subsidiaries as a whole or any business unit and may be measured directly, as a growth rate or by comparing the result to: (1) the performance of a group of competitor companies; (2) a published or special index determined by the Committee; or (3) other benchmarks determined by the Committee.

The Committee shall make any adjustments necessary to eliminate the effect on the stated Performance Goals of unplanned acquisitions or dispositions, changes in foreign exchange rates, discrete tax items identified by the Committee, changes in accounting standards, variances to planned annual incentive compensation expense and expenses associated with unusual or extraordinary items that could not be reasonably anticipated; provided, however, that such items or changes are material to the performance measure.

If the Performance Goals are not fully achieved, the Committee may provide in the applicable agreement that less than 100 percent of an Award may be payable but in no event shall the amount of any such Award be increased after it has been established and after twenty-five percent of the Performance Period has elapsed (or more than ninety days from the grant date, if earlier).

Notwithstanding the requirements of this Section 7, the Committee may make a Stock Award that is not intended to satisfy the performance-based compensation requirements of Section 162(m) of the Code and base performance or vesting on criteria other than those set forth in this Section 7(e). Further, in the event that applicable tax laws change and give the Committee the sole discretion to alter the Performance Goals without obtaining Shareholder approval for purposes of complying with the performance-based compensation exception to Section 162(m) of the Code, the Committee may make any such changes without obtaining Shareholder approval.

(f) Effect of Cessation of Employment or Service Relationship. Each agreement underlying a Stock Award shall set forth the extent to which the Participant shall have the right to retain the Award following termination of the Participant’s employment or other service relationship with the Company. Whether any such right shall apply to a particular Award shall be determined in the sole discretion of the Committee; provided, however, that the Committee may provide in an Award that accelerated vesting is precluded in order to satisfy the requirements of the performance-based exemption in Section 162(m) of the Code.

8.	CASH-BASED AND OTHER STOCK-BASED AWARDS

(a) In General. The Committee may grant cash-based awards or other types of equity-based or equity-related awards not otherwise described by the terms of this Plan to Participants in such amounts and upon such terms as the Committee may determine (“Other Awards”). Other Awards may involve the transfer of actual shares of Common Stock to Participants, a payment in cash or a combination of shares and cash.

(b) Procedures Relating to Other Awards. Each Other Award pursuant to this Section 8 shall provide for the payment of a specific amount or range of cash or shares of Common Stock, as determined by the Committee. The Committee may, in its sole discretion, provide that an Other Award pursuant to this Section 8 shall be contingent on the satisfaction of Performance Goals, as provided for in Section 7(e) and subject to the limit set forth in Section 4(b). If the Committee exercises its sole discretion to establish Performance Goals, the number and/or value of Other Awards issued pursuant to this Section 8 will be paid out to the Participant based on the extent to which the Performance Goals are met, all in accordance with Section 7(e).

The Committee shall determine whether an agreement is necessary to evidence an Other Award and any Other Award agreement shall contain such terms and conditions as the Committee shall provide in its sole discretion including, without limitation, a requirement that a Participant pay a stipulated purchase price for each share of Common Stock awarded or underlying an Other Award, restrictions based upon the achievement of specific Performance Goals, time-based restrictions on vesting, either in lieu of or following the attainment of any Performance Goals, or holding requirements or sale restrictions placed on the Common Stock upon vesting of an Other Award.

(c) Delivery of Awards. Provided the Participant’s employment or service relationship has not terminated as of the end of the applicable Performance Period, or at a later date as determined by the Committee at the time of grant and set forth in the applicable agreement, a delivery of shares of Common Stock or payment of cash as settlement of an Award pursuant to this Section 8 shall occur upon the written determination of the Committee of the satisfaction of the applicable Performance Goals, but in no event later than the fifteenth day of the third month following the close of the year in which the Performance Period ends or, if later, the close of the year specified by the Committee in the applicable agreement. The Committee may, in its sole discretion and at the time of grant, provide for the further deferral of payment in an applicable agreement.

(d) Effect of Cessation of Employment or Service Relationship. Each Agreement underlying an Other Award pursuant to this Section 8 shall set forth the extent to which the Participant shall have the right to retain the Other Award following termination of the Participant’s employment or other service relationship with the Company. Whether any such right shall apply to a particular Other Award shall be determined in the sole discretion of the Committee; provided, however, that the Committee may provide in an Other Award that accelerated vesting is precluded in order to satisfy the requirements of the performance-based exemption in Section 162(m) of the Code.

9.	DIRECTOR STOCK AWARDS

(a) Eligibility. A Stock Award under the Plan shall be automatic as provided in this Section 9 to each non-employee director of the Company other than honorary Directors.

(b) Automatic Grant. Each non-employee director whose term in office continues after the date of the annual meeting of Shareholders in each year shall receive a Stock Award in lieu of cash in payment of the annual non-cash retainer fee for that year. The number of shares of Common Stock issuable to a director in lieu of the annual non-cash retainer fee will equal the whole number of shares determined by dividing the annual non-cash retainer fee by the Fair Market Value of a share of Common Stock as of the date of such annual meeting (the “Issue Date”). Fractional shares will be disregarded. This Stock Award will be issued as of the Issue Date. Any additional fees to which the director may be entitled, such as additional fees for committee meetings, will not be affected by the issuance of Common Stock in lieu of the annual non-cash retainer fee.

10.	AWARDS VOIDABLE

If a person to whom an Award under the Plan has been made fails to execute and deliver to the Committee a related Award agreement within sixty days after it is submitted to him or her, the Award shall be voidable by the Committee at its election, without further notice to the Participant.

11.	REQUIREMENTS OF LAW

The Company shall not be required to transfer any Common Stock or to sell or issue any shares upon the exercise or settlement of any Award if the issuance of the shares will result in a violation by the Participant or the Company of any provisions of any law, statute or regulation of any governmental authority. Specifically, in connection with the Securities Act of 1933, as amended (the “Securities Act”), upon the transfer of Common Stock or the exercise of any Option or SAR the Company shall not be required to issue shares unless the Board has received evidence satisfactory to it to the effect that the Participant will not transfer the shares except pursuant to a registration statement in effect under the Securities Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Board shall be conclusive. The Company shall not be obligated to take any other affirmative action in order to cause the transfer of Common Stock or to sell or issue any shares upon the exercise or settlement of any Award to comply with any law or regulations of any governmental authority, including, without limitation, the Securities Act or applicable state securities laws.

12.	CHANGES IN CAPITAL STRUCTURE AND CERTAIN OTHER EVENTS

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, (ii) the share counting rules set forth in Section 3, (iii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share and per-share provisions and the measurement price of each outstanding SAR, (v) the number of shares subject to and the repurchase price per share (if any) subject to each outstanding Stock Award, and (vi) the share and per-share-related provisions and the purchase price, if any, of each outstanding Other Award, shall be equitably adjusted (or substituted Awards may be made, if applicable) as the Committee, in its sole discretion, deems appropriate. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend or effects another stock dividend for which an adjustment is made pursuant to this Section 12, and the exercise price of and the number of shares subject to an outstanding Option or SAR are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then a Participant who exercises an Option or SAR between the record date and the distribution date for the stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon the Option or SAR exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend. Any such adjustment pursuant to this Section 12(a) made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.

If while Options, SARs or Stock Awards remain outstanding under the Plan, the Company merges or consolidates with a wholly-owned subsidiary for the purpose of reincorporating itself under the laws of another jurisdiction or for any other reason, the Participants will be entitled to acquire shares of Common Stock of the surviving company upon the same terms and conditions as were in effect immediately prior to such merger or consolidation (unless such merger or consolidation involves a change in the number of shares or the capitalization of the Company, in which case proportional adjustments shall be made as provided above) and the Plan, unless otherwise rescinded by the Board, will remain the Plan of the surviving company.

(b) Reorganization Events.

(i) Definition. A “Reorganization Event” shall mean: (1) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled; (2) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction; (3) any sale or disposition of all or substantially all of the assets of the Company; or (4) any liquidation or dissolution of the Company.

(ii) Consequences of a Reorganization Event on Awards Other than Restricted Stock or Performance Shares.

(1) In connection with a Reorganization Event, the Committee may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock or Performance Shares on such terms as the Committee determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant): (A) provide that the Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding entity or an affiliate thereof; (B) upon notice to a Participant, provide that all of the Participant’s unvested and/or unexercised Awards will terminate immediately prior to the consummation of the Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice; (C) provide that outstanding Awards shall become exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon the Reorganization Event; (D) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to Participants with respect to each Award held by a Participant equal to (I) the number of shares of Common Stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such Reorganization Event) multiplied by (II) the excess, if any, of (Y) the Acquisition Price over (Z) the exercise, measurement or purchase price of the Award and any applicable tax withholdings, in exchange for the termination of such Award; (E) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into 10 the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings); and (F) any combination of the foregoing. In taking any of the actions permitted under this Section 12(b)(2), the Committee shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant or all Awards of the same type identically and any adjustment pursuant to this Section 12(b) made by the Committee shall be conclusive and binding upon all affected persons, including the Company and all Participants.

(2) Notwithstanding the terms of Section 12(b)(ii)(1), in the case of outstanding Restricted Stock Units or Performance Share Units that are subject to Section 409A of the Code: (A) if the applicable agreement provides that the Restricted Stock Units or Performance Share Units shall be settled upon a change in control event within the meaning of Treasury Regulation Section 1.409A-3(i)(5), and the Reorganization Event constitutes such a change in control event, then no assumption or substitution shall be permitted pursuant to Section 12(b)(ii)(1)(A) and the Restricted Stock Units or Performance Share Units shall instead be settled in accordance with the terms of the applicable agreement; and (B) the Committee may only undertake the actions set forth in clauses (C), (D) or (E) of Section 12(b)(ii)(1) if the action is permitted or required by Section 409A of the Code and if the Reorganization Event is not a change in control event as so defined or such action is not permitted or required by Section 409A of the Code, and the acquiring or succeeding entity or an affiliate thereof does not assume or substitute the Restricted Stock Units or Performance Share Units pursuant to clause (A) of Section 12(b)(ii)(1), then the unvested Restricted Stock Units or Performance Share Units shall terminate immediately prior to the consummation of the Reorganization Event without any payment in exchange therefor.

(3) For purposes of Section 12(b)(ii)(1)(A), an Award (other than Restricted Stock or Performance Shares) shall be considered assumed if, following consummation of the Reorganization Event, the Award confers the right to purchase or receive pursuant to the terms of the Award, for each share of Common Stock subject to the Award immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding entity or an affiliate thereof, the Company may, with the consent of the acquiring or succeeding entity or an affiliate thereof, provide for the consideration to be received upon the exercise or settlement of the Award to consist solely of the number of shares of common stock of the acquiring or succeeding entity or an affiliate thereof that the Committee determined to be equivalent in value (as of the date of such determination or another date specified by the Committee) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(c) Consequences of a Reorganization Event on Restricted Stock or Performance Shares. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company with respect to outstanding Restricted Stock or Performance Shares shall inure to the benefit of the Company’s successor and shall, unless the Committee determines otherwise, apply to the cash, securities or other property that the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Restricted Stock or Performance Shares; provided, however, that the Committee may provide for termination or deemed satisfaction of repurchase or other rights under the agreement evidencing any Restricted Stock, Performance Shares or any other agreement between a Participant and the Company, either initially or by amendment. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock, Performance Shares or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock then outstanding shall automatically be deemed terminated or satisfied.

13.	FORFEITURE FOR DISHONESTY

Notwithstanding anything to the contrary in the Plan, if the Board determines, either before or after the end of the employment or service relationship and after full consideration of the facts presented on behalf of the Participant, that the Participant has been engaged in fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or other service relationship with the Company or any of its Subsidiaries that damaged the Company or any of its Subsidiaries, or has disclosed trade secrets or other proprietary information of the Company or any of its Subsidiaries:

(a) The Participant shall forfeit all unexercised Awards and all exercised Awards to the extent that stock certificates, cash or other property, as applicable, have not yet been delivered; and

(b) The Company shall have the right to repurchase all or any part of the shares of Common Stock acquired by the Participant upon the earlier exercise of any Award at a price equal to the amount paid to the Company upon exercise, increased by an amount equal to the interest that would have accrued in the period between the date of exercise and the date of such repurchase upon a debt in the amount of the exercise price, at the prime rate(s) announced from time to time during such period in the Federal Reserve Statistical Release Selected Interest Rates and decreased by any cash dividends received.

The decision of the Board as to the cause of a Participant’s discharge and the damage done to the Company or any of its Subsidiaries shall be final, binding and conclusive. No decision of the Board, however, shall affect in any manner the finality of the discharge of a Participant by the Company or its Subsidiary.

14.	MISCELLANEOUS

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, rights with respect to an Award shall be exercisable only by the Participant; provided, however, that the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Registration Statement on Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to such Award to such proposed transferee; and provided, further, that the Company shall not be required to recognize any such permitted transfer until the time that permitted transferee shall, as a condition to transfer, deliver to the Company an instrument in form and substance satisfactory to the Company confirming that the transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 14(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) No Guarantee of Employment or Continuation of Service Relationship. Neither the Plan nor any Award agreement shall give an employee or other service provider the right to continue in the employment of or to continue to provide services to the Company or a Subsidiary, or give the Company or a Subsidiary the right to require continued employment or services.

(d) Rounding Conventions. The Committee may, in its sole discretion and taking into account any requirements of the Code, including without limitations Sections 422 through 424 and 409A of the Code, determine the effect of vesting, stock dividend, and any other adjustments on shares and any cash amount payable hereunder, and may provide that no fractional shares will be issued (rounding up or down as determined by the Committee) and that cash amounts be rounded down to the nearest whole cent.

(e) Tax Withholding. To the extent required by law, the Company (or a Subsidiary) shall withhold or cause to be withheld income and other taxes with respect to any income recognized by a Participant by reason of the exercise, vesting or settlement of an Award, and as a condition to the receipt of any Award the Participant shall agree that if the amount payable to him or her by the Company and any Subsidiary in the ordinary course is insufficient to pay such taxes, then he or she shall upon the request of the Company pay to the Company an amount sufficient to satisfy its tax withholding obligations.

Without limiting the foregoing, the Committee may in its discretion permit any Participant’s withholding obligation to be paid in whole or in part in the form of shares of Common Stock by withholding from the shares to be issued or by accepting delivery from the Participant of shares already owned by him or her; provided, however, that payment of withholding obligation in the form of shares shall not be made with respect to an amount in excess of the minimum required withholding. If payment of withholding taxes is made in whole or in part in shares of Common Stock, the Participant shall deliver to the Company certificates registered in his or her name representing shares of Common Stock legally and beneficially owned by him or her, fully vested and free of all liens, claims, and encumbrances of every kind, duly endorsed or accompanied by stock powers duly endorsed by the record holder of the shares represented by such certificates.

If the Participant is subject to Section 16(a) of the Exchange Act, his or her ability to pay any withholding obligation in the form of shares of Common Stock shall be subject to any additional restrictions as may be necessary to avoid any transaction that might give rise to liability under Section 16(b) of the Exchange Act.

(f) Use of Proceeds. The proceeds from the sale of Common Stock pursuant to Awards shall constitute general funds of the Company.

(g) Governing Law. The granting of Awards and the issuance of Common Stock under the Plan shall be subject to all applicable laws and regulations and to such approvals by any governmental agency or national securities exchanges as may be required. To the extent not preempted by Federal law, the Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without regard to the principles of conflicts of law.

(h) Compliance with Section 409A. It is the intention of the Company that no payment or entitlement pursuant to this Plan will give rise to any adverse tax consequences to any person pursuant to Section 409A of the Code. The Committee shall interpret and apply the Plan to that end, and shall not give effect to any provision therein in a manner that reasonably could be expected to give rise to adverse tax consequences under Section 409A.

15.	EFFECTIVE DATE, DURATION, AMENDMENT AND TERMINATION OF PLAN

The Plan shall be effective as of April 24th, 2017 if, and only if, the holders of a majority of the outstanding shares of capital stock present, or represented, and entitled to vote thereon (voting as a single class) at a duly held meeting of the Shareholders of the Company approve the Plan within twelve months on, before or after such date. If so approved by the Shareholders, the Committee may grant Awards under the Plan from time to time until the close of business on April 24th, 2027. The Board may at any time amend the Plan; provided, however, that without approval of the Company’s Shareholders there shall be no: (a) increase in the total number of shares covered by the Plan, except by operation of the provisions of Section 12, or the aggregate number of shares of Common Stock that may be issued to any single person; (b) change in the class of persons eligible to receive Awards under the Plan; or (c) other change in the Plan that requires Shareholder approval under applicable law. Except as otherwise provided in the Plan or an Award agreement, no amendment shall adversely affect outstanding Awards without the consent of the Participant. The Plan may be terminated at any time by action of the Board, but any such termination will not terminate Awards then outstanding, without the consent of the Participant.